Exhibit 99.1

Bitmine Immersion Technologies Announces Record and Payment Dates for Cash Dividends on 9.50% Series A Perpetual Preferred Stock

NORWALK, CT, August 14, 2026 /PRNewswire/ — (NYSE: BMNR; BMNP) Bitmine Immersion Technologies, Inc. (“Bitmine” or the “Company”) announced today that its Board of Directors has declared seventeen cash dividends on the Company’s 9.50% Series A Perpetual Preferred Stock (the “Series A Preferred Stock”), which is listed on the New York Stock Exchange under the trading symbol “BMNP”.

The dividends will be payable in cash in accordance with the terms of the Certificate of Designations governing the Series A Preferred Stock. The record dates, payment dates, and per-share amounts for each dividend are set forth below:

Div #	Record Date	Payment Date	Amount Per Share
12	Tue, Aug 25, 2026	Fri, Sep 4, 2026	$0.1583
13	Tue, Sep 1, 2026	Fri, Sep 11, 2026	$0.1847
14	Tue, Sep 8, 2026	Fri, Sep 18, 2026	$0.1847
15	Tue, Sep 15, 2026	Fri, Sep 25, 2026	$0.1847
16	Tue, Sep 22, 2026	Fri, Oct 2, 2026	$0.1847
17	Tue, Sep 29, 2026	Fri, Oct 9, 2026	$0.1847
18	Tue, Oct 6, 2026	Fri, Oct 16, 2026	$0.1847
19	Tue, Oct 13, 2026	Fri, Oct 23, 2026	$0.1847
20	Tue, Oct 20, 2026	Fri, Oct 30, 2026	$0.1847
21	Tue, Oct 27, 2026	Fri, Nov 6, 2026	$0.1583
22	Tue, Nov 3, 2026	Fri, Nov 13, 2026	$0.1847
23	Tue, Nov 10, 2026	Fri, Nov 20, 2026	$0.1847
24	Tue, Nov 17, 2026	Fri, Nov 27, 2026	$0.1847
25	Tue, Nov 24, 2026	Fri, Dec 4, 2026	$0.1847
26	Tue, Dec 1, 2026	Fri, Dec 11, 2026	$0.1847
27	Tue, Dec 8, 2026	Fri, Dec 18, 2026	$0.1847
28	Fri, Dec 18, 2026	Mon, Dec 28, 2026	$0.2639

About Bitmine

Bitmine Immersion Technologies, Inc. (NYSE: BMNR), and its subsidiaries (“Bitmine” or the “Company”), is a blockchain technology infrastructure company operating across institutional digital asset staking and validation services, bitcoin mining, and strategic digital asset management. As the world’s leading Ethereum Treasury company, it implements an innovative digital asset strategy for institutional investors and public market participants. The Company provides institutional-grade staking and validation infrastructure—through which it earns staking rewards and validation income—alongside bitcoin mining activities. Bitmine holds digital assets strategically, generating yield on those holdings to support liquidity and capital formation. Since 2025, the Company has expanded its blockchain infrastructure capabilities, including developing and deploying MAVAN, its institutional staking and validation platform. The Company’s activities further include investments in early-stage blockchain opportunities (“moonshot” investments) and ancillary mining, hosting, and consulting services.

For additional details, follow on X:

https://x.com/bitmnr

https://x.com/fundstrat

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. These forward-looking statements can be identified by terms such as “expects,” “projects,” “projected,” “intends,” “believes,” “anticipates,” “estimates,” and similar expressions. This document specifically contains forward-looking statements regarding the Company’s dividend payments on the Series A Preferred. In evaluating these forward-looking statements, you should consider various factors, including: Bitmine’s ability to finance its current business, Ethereum treasury operations, and proposed future business; market conditions affecting the trading price of the Company’s common stock and Series A Preferred Stock; regulatory developments affecting digital assets, including the ultimate enactment and implementation of pending legislation and SEC initiatives; the volatility and unpredictability of digital asset prices; the performance, reliability, and security of the Company’s staking operations; and the future value of Bitcoin and Ethereum. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond Bitmine’s control, including those set forth in the Risk Factors section of Bitmine’s Form 10-K filed with the SEC on November 21, 2025, as well as all other SEC filings, as amended or updated from time to time. Copies of Bitmine’s filings with the SEC are available on the SEC’s website at www.sec.gov. Bitmine undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

SOURCE

Bitmine Immersion Technologies, Inc.

MEDIA CONTACT:

Marcy Simon

Marcy@agentofchange.com

+19178333392